Exhibit 99.1

August 1, 2013

Organovo Holdings, Inc. Proposes Public Offering of Common Stock

SAN DIEGO –Organovo Holdings, Inc. (NYSE MKT: ONVO) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Organovo also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. All of the shares in the offering are to be sold by Organovo.

Lazard Capital Markets LLC and Oppenheimer & Co. Inc. are acting as joint book-runners for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on July 26, 2013. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970, or the offices of Oppenheimer & Co. Inc., Attn: Syndicate Department, at 85 Broad Street, 26th Floor, New York, NY, 10004 or via email at equityprospectus@opco.com or via telephone at (212) 667-8563.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The company is collaborating with pharmaceutical and academic partners to develop human biological disease models in three dimensions. These 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. In addition to numerous scientific publications, their technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the preliminary prospectus supplement filed with the SEC on August 1, 2013 and the transition report on Form 10-KT filed with the SEC on May 24, 2013 and its other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Barry Michaels, Chief Financial Officer, 858-224-1003, IR@organovo.com;

Gerry Amato, Booke & Company Investor Relations, admin@bookeandco.com